Exhibit 10.12

Equity Pledge Agreement

This Equity Pledge Agreement (the “Agreement”) is entered into on 28 January 2013 by and among Kongshan Network Technology (Shanghai) Co., Ltd., a wholly foreign-owned enterprise duly registered and validly existing under the laws of the People’s Republic of China, with its registered address at Room B224, Building 4, 2118 Guanghua Road, Minhang District, Shanghai (the “Pledgee”), and

Shiwei Xu (ID card number: *)

Guihua Lyu (ID card number: *) (collectively, the “Pledgors”).

Whereas, the Pledgors hold equity in Shanghai Qiniu Network Technology Co., Ltd., a domestic limited liability company with its registered address at Room 1203-15, 6 Weide Road, Yangpu District, Shanghai (the “Company”) , in the following proportions:

Shareholder	Subscribed contribution amount		Shareholding percentage (%)
Shiwei Xu	RMB	36,750	73.5%
Guihua Lyu	RMB	13,250	26.5%

Whereas, Whereas, the Company and the Pledgee executed the Exclusive Technical Consultation and Management Service Agreement (the “Service Agreement”) on 28 January 2013, and the Company, the Pledgee and other related parties executed the Business Operation Agreement and the Purchase Option Agreement (the Service Agreement, the Business Operation Agreement and the Purchase Option Agreement, collectively called the “Master Agreements”). According to the provisions of the Master Agreements, the Company is obliged to pay to the Pledgee the service fees and related interest, liquidated damages, compensation for other losses of the Pledgee due to the Company’s default (the “Guaranteed Debts”);

The Pledgors pledge their equity in the Company’s registered capital to the Pledgee respectively, as the security for (i) the Company’s performance of the aforesaid Guaranteed Debts and (ii) the Pledgors’ and the Company’s performance of all their contractual obligations under the Purchase Option Agreement, the Service Agreement and the Business Operation Agreement (the “Contractual Obligations”), and the Pledgee is willing to accept the pledge in accordance with the terms and conditions as set forth in the Agreement.

Accordingly, the Pledgors and the Pledgee agree as follows:

Article 1                                               Pledge

1.1                     Subject matter of the pledge

Under the Agreement, the subject matter of the pledge guarantee provided by the Pledgors to the Pledgee is the current and future accumulated 100% equity of the Pledgors in the Company’s registered capital and the dividends and bonuses generated by the equity during the term of the Agreement (the “Pledged Equity”), of which:

Shiwei Xu pledges the RMB36,750 equity interest he or she holds in the Company to the Pledgee;

Guihua Lyu pledges the RMB13,250 equity interest he or she holds in the Company to the Pledgee;

1.2                     Pledge

The Pledgors are willing to pledge the aforesaid Pledged Equity as a security for the Company’s performance of the aforesaid Guaranteed Debts and for the Pledgors’ and the Company’s performance of the Contractual Obligations. Either Pledgor agrees that the other Pledgor  pledges the equity he or she holds in the Company to the Pledgee.

1.3                     Realization of pledge

1.3.1                     If (i) the Company fails to perform the Guaranteed Debts in accordance with the provisions of the Master Agreements or (ii) the Pledgors fail to or the Company fails to perform the Contractual Obligations in accordance with the provisions of the Master Agreements, the Pledgee shall be entitled to dispose of the Pledged Equity in accordance with the provisions of the Guarantee Law of the People’s Republic of China and the Property Law, and to use the proceeds from the disposal of the Pledged Equity first to satisfy the Guaranteed Debts and any other related expenses in accordance with the applicable laws. The Parties agree that the proceeds obtained in accordance with this article shall be paid for in the following order of priority: (1) all taxes and fees incurred in disposing of the Pledged Equity; (2) repayment of the Pledgors’ outstanding Guaranteed Debts; (3) if the agreed amounts under the foregoing two items have been paid, and there is no amount that the Pledgors or the Company should pay to the Pledgee, and the payments obtained by the Pledgee in accordance with this article still have a balance, the Pledgee shall return the balance to the Pledgors. At this time, the Pledgors, as the shareholders of the Company, agree to give up their preemptive right and agree that the Pledgee has the right to purchase the Pledged Equity.

1.3.2                     Unless the Pledgee otherwise agrees in writing after the execution of the Agreement, only if the Company and the Pledgors have properly performed all their obligations and responsibilities under the Master Agreements and have been approved in writing by the Pledgee, the pledge under the Agreement can be released. If the Pledgors fail to fully perform all or any part of their obligations or responsibilities under the Master Agreements when the time limits specified in the Master Agreements expire, the Pledgee shall still have the pledge right under the Agreement until the aforesaid relevant obligations and responsibilities have been fully performed.

1.4                     Pledge period

The pledge right shall be established from the date when the pledge of the Pledged Equity under the Agreement is registered with the corresponding industrial and commercial administrative authority, and shall be in existence until the Guaranteed Debts have been fully paid off and the Contractual Obligations have been fully performed.

1.5                     Total amount of the Guaranteed Debts

The Parties agree that the total amount of the Guaranteed Debts under the Agreement is approximately RMB100 million.

Article 2                                               Representations and Warranties:

The Pledgors represent and warrant to the Pledgee as follows:

(1)                                The Pledgors are the legal owners of the Pledged Equity and have the right to pledge the Pledged Equity to the Pledgee; the Pledgee will not have any legal or de facto obstacles when it exercises the pledge in the future.

(2)                             The Pledgors have obtained the approval and authorization required to execute the Agreement. The Agreement is valid, binding on the Pledgors and can be enforced against the Pledgors in accordance with its terms.

(3)                             Except for the Purchase Option Agreement concluded between the Pledgors and the Pledgee on 28 January 2013, the execution and performance of the Agreement by the Pledgors will not violate any other agreements to which any of the Pledgors is a party, or any laws, regulations or any relevant government approvals, permits or authorizations with which the Pledgors shall comply.

(4)                             Except for the stock options granted by the Pledgors to the Pledgee in accordance with the Purchase Option Agreement concluded between the Pledgors and the Pledgee on 28 January 2013, the Pledged Equity is free of any other security interests, offsets or any other similar encumbrances on the date of the Agreement.

(5)                             At any time, once the Pledgee’s board of directors exercises the rights of the Pledgee in accordance with the Agreement, there should be no interference from any other party, with the exception of judicial or administrative interference.

(6)                             Without the prior written consent of the Pledgee, the Pledgors shall not transfer or dispose of the Pledged Equity (or any of the rights and interests therein) in any form, and except for the stock options granted by the Pledgors to the Pledgee in accordance with the Purchase Option Agreement concluded between the Pledgors and the Pledgee on 28 January 2013, the Pledgors shall not create, or procure or allow to create, any other security interests over the Pledged Equity, directly or indirectly.

(7)                             Without the prior written consent of the Pledgee, the Pledgors shall not make, or have made, any changes to the Pledged Equity that may reduce its value (except for the performance of the Master Agreements).

(8)                             There is no pending civil, administrative or criminal proceedings, administrative penalty or arbitration related to the Pledged Equity on the date of the execution of the Agreement.

(9)                             There are no payable but unpaid taxes, fees, or completable but uncompleted legal proceedings or procedures related to Pledged Equity on the date of the execution of the Agreement.

(10)                      The Pledgors agree to sign an irrevocable power of attorney on voting by proxy.

(11)                      The Pledgors agree that the Pledgee’s exercise of the Pledgee’s rights in accordance with the terms of the Agreement shall not be interrupted or impaired by the Pledgors or the Pledgors’ successors or assigns or any other persons.

(12)                      All provisions of the Agreement are the expression of their true intents and are legally binding on them. If the Pledgors fail to perform or does not or does not fully perform their warranties, undertakings, agreements and representations, the Pledgors shall compensate the Pledgee for the actual losses incurred arising therefrom.

The Pledgee hereby represents and warrants:

(1)                                  The Pledgee is a wholly foreign-owned enterprise duly registered and validly existing under the laws of the People’s Republic of China;

(2)                                  The Pledgee has obtained the approval and authorization required to execute the Agreement. The Agreement is valid, binding on the Pledgee and can be enforced against the Pledgee in accordance with its terms.

Article 3                                               Entry into Force and Term

3.1                                 The Agreement shall take effect on the date when the Parties’ authorized representatives have executed the Agreement. The pledge right under the Agreement will be established on the day when the competent administration for industry and commerce applicable to the Company completes the pledge registration procedures for the Pledged Equity.

3.2                                 The Parties agree to record the pledge of Pledged Equity in the Company’s register of shareholders on the date of execution of the Agreement.

3.3                                 The Agreement will terminate after the Master Agreements are terminated under law and all Guaranteed Debts have been fully paid off in accordance with the terms and conditions of the Master Agreements.

Article 4                                               Possession and Custody of Pledge Certificates

4.1                                Within the pledge period specified in the Agreement, the Pledgors shall deliver their equity capital contribution certificates (original) to the Pledgee for custody. Within 5 working days from the date of execution of the Agreement, the Pledgors shall deliver the aforesaid equity capital contribution certificates (original) to the Pledgee, submit to the Pledgee the certificate proving that the pledge under the Agreement has been properly registered in the register of shareholders, and begin to go through all the approval, registration and filing procedures required by the laws of the People’s Republic of China (including but not limited to the pledge registration procedures for the Pledged Equity with the competent administration for industry and commerce applicable to the Company).

4.2                                If there is a change in the recorded pledge items and the change record is required in accordance with the law, the Pledgors shall make the corresponding change record within 15 days from the date of change of the recorded items and go through relevant change registration procedures with the competent administration for industry and commerce applicable to the Company.

4.3                                During the equity pledge period, the Pledgors shall instruct the Company not to distribute any dividends, bonuses, or adopt any profit distribution plan; if the Pledgors shall obtain any form of monetary benefits, other than dividends, bonuses or other profit distribution plans, the Pledgors shall, at the request of the Pledgee, instruct the Company to remit relevant funds directly to the bank account designated by the Pledgee, and the Pledgors shall not use the same without the Pledgee’s prior written consent.

4.4                                During the equity pledge period, if the Pledgors obtain any newly added equity due to the Company’s implementation of the distribution plan to its shareholders, due to the Pledgors’ capital increase in the Company or due to any other reasons, such newly added equity will automatically become part of the Pledged Equity under the Agreement, and the Pledgors shall complete all procedures required for the pledge of the newly added equity after obtaining the same. If the Pledgors fail to complete relevant procedures in accordance with the preceding provisions, the Pledgee shall have the right to immediately realize the pledge in accordance with the provisions of Article 6 of the Agreement.

4.5                                If the Pledgors are employees hired by the Pledgee, during the equity pledge period, if any of the Pledgors terminates his or her employment relationship with the Pledgee, the Pledgor hereby agrees and undertakes to transfer all the shares he or she holds in the Company to a third party designated by the Pledgee. After the transfer, the third party will assume all the rights and obligations of the transferor under relevant Master Agreements, and the aforesaid undertakings are irrevocable during the term of the Agreement.

Article 5                                               Events of Default

5.1                           The following matters are regarded as the events of default:

5.1.1                                  The Company, or its successors or assigns fail to pay any service fees payable under the Service Agreement in full on time, or the Pledgors or their successors or assigns fail to perform the Business Operation Agreement or the Purchase Option Agreement;

5.1.2                                  Any representation, warranty or undertaking made by the Pledgors in Article 2 of the Agreement is materially misleading or wrong, and/or the Pledgors are breach of their representations, warranties or undertakings in Article 2 of the Agreement;

5.1.3                                  The Pledgors seriously violate any provisions of the Agreement;

5.1.4                                  The Pledgors abandon the Pledged Equity or transfer or disposes of the Pledged Equity in any other form without the written consent of the Pledgee;

5.1.5                                  Any external borrowing, guarantee, compensation, undertaking or other debt repayment responsibilities of the Pledgors themselves are required to be repaid or performed in advance due to default or have expired but fail to be repaid or performed as scheduled, causing the Pledgee to believe that the ability of the Pledgors to perform their obligations under the Agreement has been affected, thereby affecting the interests of the Pledgee;

5.1.6                                  The Pledgors are unable to repay general debts or other debts, thereby affecting the interests of the Pledgee;

5.1.7                                  The promulgation of relevant laws makes the Agreement unlawful or the Pledgors cannot continue to perform their obligations under the Agreement;

5.1.8                                  Any government authority’s consent, permit, approval or authorization necessary for the enforceability or legality or validity of the Agreement is withdrawn, suspended, invalidated or substantially modified;

5.1.9                                  Due to the adverse changes in the property owned by the Pledgors, the Pledgee believes that the ability of the Pledgors to perform their obligations under the Agreement has been affected.

5.2                           If the Pledgors are aware of or detect the occurrence of any matters mentioned in Article 5.1 above or any events that may lead to the matters mentioned above, the Pledgors shall immediately notify the Pledgee in writing.

5.3                           Unless a default event listed in Article 5.1 above have been resolved to the satisfaction of the Pledgee, the Pledgee may give a notice of default to the Pledgors in writing at the time of occurrence of the default event or at any time after the occurrence, requiring the Pledgors to immediately pay all the arrears and other payables under the Service Agreement, or promptly perform the Purchase Option Agreement or the Business Operation Agreement, or exercise the pledge right in accordance with Article 6 of the Agreement.

Article 6                                               Exercise of Pledge Right

6.1                                Before the Guaranteed Debts are not fully repaid and the Contractual Obligations are not fully performed, the Pledgors shall not transfer or dispose of the Pledged Equity in any other form without the written consent of the Pledgee.

6.2                                The Pledgee shall give a notice of default to the Pledgors when exercising the pledge right.

6.3                                Subject to the provisions of Article 5.3, the Pledgee may exercise the pledge right at the same time as the notice of default is given in accordance with Article 5.3 or at any time after the notice of default is given.

6.4                                The Pledgee shall have the priority to gain compensation with the proceeds from discounting, auctioning or selling all or part of the Pledged Equity under the Agreement in accordance with legal procedures, until the unpaid service fees under and all other payables the Service Agreement have been settled, and the Purchase Option Agreement and Business Operation Agreement have been completely performed.

6.5                                When the Pledgee exercises the pledge right in accordance with the Agreement, the Pledgors shall not set up any obstacle and shall provide necessary assistance to enable the Pledgee to realize its pledge right.

Article 7                                               Miscellaneous

7.1                                 The Agreement is a subordinate agreement of the Master Agreements. Nevertheless, the validity of the Agreement is not affected by the validity of the Master Agreements.

7.2                                 Any modification, extension, assignment, and early termination of the Agreement shall be subject to the prior written consent of the Pledgee.

7.3                                 The Agreement is governed by and construed in accordance with the laws of the People’s Republic of China in effect.

7.4                                 Any and all disputes arising from or in connection with the Agreement shall be settled through friendly negotiation by the Parties. If negotiation fails, any Party may file the dispute with the Beijing Arbitration Commission for arbitration in accordance with its arbitration rules in effect at that time. The language used in the arbitration is Chinese. The arbitration award shall be final and binding on the Parties.

7.5                                 During the term of the Agreement, any grace/extension granted by the Pledgee to the Pledgors for any default or delay in their performance, shall not affect, impair or restrict any rights and powers that the Pledgee may have under the Agreement and under relevant laws and regulations as a creditor, nor shall it be regarded as the Pledgee’s consent to the Pledgors’ default, nor shall it constitute the Pledgee’s waiver of the Pledgors’ existing default, nor shall it constitute the Pledgee’s waiver of the Pledgors’ future default.

7.6                                 With the prior consent of the Pledgee, the Pledgors shall have no right to gift or assign their rights and obligations under the Agreement. The Agreement is binding on the Pledgors and their successors, and is valid for the Pledgee and its successors and assigns. The Pledgee may assign all or any of its rights and obligations under the Master Agreements to a person (natural person/legal person) designated by it at any time. In this case, the assign shall have and assume the rights and obligations that the Pledgee has and assumes under the Agreement, as if the assign would have and assume as a party to the Agreement. After the pledgee is changed, the parties to the new pledge shall enter into a new pledge contract.

7.7                                 All costs and expenses and out-of-pocket expenses related to the Agreement shall be borne by the Pledgee.

7.8                                 The Agreement is written in Chinese in quadruplicate, with the Pledgors and the Pledgee holding one counterpart respective, one counterpart filed with the competent administration for industry and commerce, and one counterpart held by the Company.

IN WITNESS WHEREOF, the Parties have made their authorized representatives to execute the Agreement on the date first written above.

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[There is no text on this page which is the execution page of the Equity Pledge Agreement]

Pledgee: Kongshan Network Technology (Shanghai) Co., Ltd.

Kongshan Network Technology (Shanghai) Co., Ltd. (official seal)

Signature:	Shiwei Xu

Name: Shiwei Xu

Title: legal representative

Pledgors:

Shiwei Xu

/s/ Shiwei Xu

Guihua Lyu

/s/ Guihua Lyu

Execution Page